Exhibit 99.1

901 Lakeshore Drive, • Lake Charles, LA 70601 Phone: 337.436.9000 www.usunwired.com

Contact: US Unwired

Ed Moise, Investor Relations

(337) 310-3500

ir@usunwired.com

US UNWIRED INC. ANNOUNCES $285 MILLION PRIVATE DEBT

OFFERING OF SENIOR SECURED NOTES

Lake Charles, LA (June 1, 2004)—US Unwired Inc. (OTC Bulletin Board:UNWR) today announced that it intends to offer $125,000,000 aggregate principal amount of First Priority Senior Secured Floating Rate Notes due 2010 and $160,000,000 aggregate principal amount of Second Priority Senior Secured Notes due 2012. The 2010 Notes and the 2012 Notes will be senior secured obligations of US Unwired and unconditionally guaranteed on a senior secured basis by all of US Unwired’s current subsidiaries, other than IWO Holdings, Inc. and its subsidiaries. The 2010 Notes will be secured by first priority liens on the collateral securing such notes and the 2012 Notes will be secured by second priority liens on the collateral securing such notes.

The net proceeds from the offering, together with cash balances, will be used to retire US Unwired’s existing senior secured credit facility and to purchase its 13 3/8% senior subordinated discount notes tendered in the tender offer US Unwired announced on May 13, 2004.

Neither the 2010 Notes nor the 2012 Notes have been registered under the Securities Act of 1933, as amended, and they may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About US Unwired

US Unwired Inc., headquartered in Lake Charles, La., holds direct or indirect ownership interests in five PCS affiliates of Sprint: Louisiana Unwired, Texas Unwired, Georgia PCS, IWO Holdings and Gulf Coast Wireless. Through Louisiana Unwired, Texas Unwired, Georgia PCS and IWO Holdings, US Unwired is authorized to build, operate and manage wireless mobility communications network products and services under the Sprint brand name in 67 markets, currently serving over 650,000 PCS customers. US Unwired’s PCS territory includes portions of Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, Oklahoma, Tennessee, Texas, Massachusetts, New Hampshire, New York, Pennsylvania, and Vermont. For more information on US Unwired and its products and services, visit the company’s web site at http://www.usunwired.com. US Unwired is traded on the OTC Bulletin Board under the symbol “UNWR”.

This press release may contain forward-looking statements. Forward-looking statements are statements about current and future business strategy, operations, capabilities, construction plan, construction schedule, financial projections, plans and objectives of management, expected actions of third parties and other matters. Forward-looking statements often include words like believes, belief, expects, plans, anticipates, intends, projects, estimates, may, might, would, or similar words. Forward-looking statements are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. Since these forward looking statements are based on factors that involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward looking statements. Such factors include: the competitiveness of and the financial impact of Sprint wireless pricing plans, products and services; the ability of Sprint to provide back office, customer care and other services; consumer purchasing patterns; potential fluctuations in quarterly results; an adequate supply of subscriber equipment; risks related to our ability to compete with larger, more established businesses; rapid technological and market change; risks related to future growth and expansion; the ability to successfully complete the build-out of the IWO Holdings’ network; the potential need for additional capital; future losses; the significant level of indebtedness of the companies; and volatility of US Unwired’s stock price. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from those contained in this press release, please refer to Items 1, 7 and 7A of US Unwired’s Form 10-K for the period ended March 31, 2004 as filed with the Securities and Exchange Commission.

US Unwired does not undertake to update or revise any forward-looking statement contained herein.